Exhibit 8.1

June 15, 2006

Goldman Sachs Asset Backed Securities Corp.
85 Broad Street
New York, New York 10004
Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637
Main Tel (312) 782-0600
Main Fax (312) 701-7711
www.mayerbrownrowe.com

Re:	Goldman Sachs Asset Backed Securities Corp.
Registration Statement on Form S-3
(Registration No. 333-132001)
Dear Ladies and Gentlemen:
     We have acted as special Federal tax counsel for Goldman Sachs Asset Backed Securities Corp., a Delaware corporation (the “Company”), in connection with the above-captioned Registration Statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Notes (the “Notes”) and Asset Backed Certificates (the “Certificates”) with a proposed maximum aggregate offering price of $5,000,000,000. As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by a Delaware statutory trust or limited partnership (each, an “Issuing Entity”) to be formed by the Company pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Company and a trustee or a Limited Partnership Agreement (each, a “Limited Partnership Agreement”) between the parties identified in the related prospectus supplement, as applicable. For each series, the Notes will be issued pursuant to an Indenture (the “Indenture”) between the related Issuing Entity and an indenture trustee and a Sale and Servicing Agreement among the related Issuing Entity, the Company and Goldman Sachs Mortgage Company, as servicer (each, a “Sale and Servicing Agreement”), and the Certificates will be issued pursuant to a Trust Agreement and such Sale and Servicing Agreement.
     In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and have examined copies of such documents, corporate records and other
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Goldman Sachs Asset Backed Securities Corp.
June 15, 2006

instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Sale and Servicing Agreement, the form of Indenture (including the form of Notes included as exhibits thereto), the form of Trust Agreement (including the form of Certificate included as an exhibit thereto and including the form of Certificate of Trust to be filed with the Delaware Secretary of State), the form of Limited Partnership Agreement and the form of Receivables Purchase Agreement between the Company and one or more sellers of receivables (collectively, the “Operative Documents”).
     Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm that, if we are acting as Federal Tax Counsel with respect to an issuance of Notes and Certificates, the statements set forth in the Prospectus forming part of the Registration Statement under the captions “Summary—Tax Status” (to the extent they relate to federal income tax consequences) and “CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES” (as modified by the statements, if any, set forth under the headings “Summary of Terms of the Notes—Tax Status” and “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” in the related Prospectus Supplement) and under the captions “Summary of Terms of the Notes—Tax Status” (to the extent they relate to federal income tax consequences) and “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” in the form of Prospectus Supplement accurately reflect our opinion.
     We know that we are referred to under the captions referred to above included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto.

Very truly yours,

/s/ Mayer, Brown, Rowe & Maw LLP

Mayer, Brown, Rowe & Maw LLP
WAL/JBO/TMM/CNL